ADVANCED ENERGY SOLUTIONS

ENER1 LETTER FROM THE CHAIRMAN

November 14, 2007

To the Shareholders of Ener1, Inc.:

Since my last communication to you, Shareholders’ Equity has improved significantly and continues its positive trend. In January 2006, around the time I arrived at Ener1, our Shareholders’ Deficit was approximately $(75) million. While our success on the product development side was encouraging, we recognized the need to reduce and ultimately eliminate that deficit for Ener1 to realize its potential as a leading player in the alternative energy marketplace.

I am pleased, therefore, to report that at the end of the 3rd Quarter our Shareholders’ Deficit narrowed to approximately $(52) million. After taking into account the recent conversion of our Series B Preferred Stock and Convertible Debentures into common stock, which occurred in October, we now sit at approximately $(35) million. If the balance of our Convertible Debentures and Convertible Notes were to convert, our Shareholders’ Deficit would sit at $(7) million.

Our plan has always been to achieve positive Shareholders’ Equity and we believed our balance sheet problems could become “self-correcting” once we were able to demonstrate significant realizable revenue and cash flow. Our current goal is to have positive Shareholders’ Equity by the end of the 1st Quarter of 2008 – which would be a remarkable turnaround in creating value for our shareholders.

EnerDel

The improvement in Shareholders’ Equity was primarily the result of the outstanding accomplishments achieved by our business divisions. Ulrik Grape and Naoki Ota at EnerDel are responsible for guiding the progress of our Lithium Ion battery development for the automotive marketplace, both creating demand for our products and ensuring that we have the production capacity to meet that demand.

We are particularly proud of our arrangement with the Norwegian electrical vehicle manufacturer, Th!nk Global, which represents potentially the largest Lithium Ion battery contract for automotive use to date. Our progress vis-à-vis the U.S. Advanced Battery Consortium (USABC) program highlights our ability to deliver our Hybrid Electric Vehicle batteries well within the specifications required by the industry. Our cells have already met or exceeded the goals established under Phase 1 of the USABC program. Cell sampling and testing will continue under Phase 2 of the contract and we expect to meet or exceed all End-of-Life (EOL) targets for HEV applications. Independent of the USABC program, EnerDel has initiated discussions with the “Big 3” car companies to help them achieve success in delivering the first vehicles to market with a Lithium Ion HEV solution.

While we are based in the United States and believe that we can provide effective solutions to the American automotive industry, several European OEMs and tier-one suppliers are already in the process of testing and evaluating our cells and battery modules as well. We believe that our product development and technology are leading edge, which should make 2008 a very productive year for EnerDel.

EnerFuel

EnerFuel’s efforts, led by Rex Hodge, have been focused on the delivery of two key products to the market. The first, our new humidifier for fuel cells, has met with initial success. We are now shipping the second generation of this product to some of the larger Fuel Cell manufacturers in the U.S. We believe that it may also have some unique applications in the automotive marketplace, where we are just starting to see real development of Fuel Cell-powered vehicles.

The other product, our remote surveillance camera, which was launched at the San Antonio Fuel Cell conference in mid-October, showcases EnerFuel’s low-temperature Fuel Cell stack and chemical hydride fuel compound. While we expect to sell a reasonable number of Fuel Cell cameras, the most important outcome of this project is to demonstrate that our energy production mechanism works in a portable Fuel Cell. We are working on other applications that use our chemical hydride compound, and are receiving significant industry interest in this process.

NanoEner

Our nano technologies business is a work in progress and we believe a promising one. NanoEner has begun to manufacture electrode samples using our proprietary High Vapor Deposition process. We now have the capacity to manufacture production-quality samples and will test these samples at our EnerDel division, as well as with a select group of customers in the non-automotive space. Dr. Yevgen Kalynushkin has led the team of developers that have brought this process forward to its current phase. We are exploring possible commercial opportunities outside the field of batteries in advanced material coating. We expect to develop a detailed business plan for our nano technologies business by the end of this year.

Corporate Developments

On the Intellectual Property side, we recently asked our outside IP Counsel, Michael Shariff from Howard & Howard, to join the Company as General Counsel and Chief IP Counsel. Michael will help to ensure that our IP portfolio remains among the best in the industry.

By addressing our capital structure needs and through the rapid advancement of our product portfolio, we believe that we have isolated the risk of success at Ener1 to that of executing our business plan. Admittedly, there is still a lot of hard work to be done and we are intently focused on the essentials of business success and shareholder value.

Presentation of EnerDel HEV

We plan to exhibit our battery pack in a working Hybrid Electric Vehicle at The International Electric Vehicle Symposium and Exposition (the EVS Show) at the Anaheim Convention Center in California December 2-5. The EVS show is open to the public on December 2 from 11 AM to 4 PM. Anyone interested in attending can find more information at the website:

http://www.electricdrive.org/evs23/index.php?tg=articles&topics=213

Come join us and have your picture taken next to our EnerDel-powered HEV – the first Lithium Ion powered HEV in the United States!

As a final thought, I have been asked many times about our stock exchange listing status. We do not see this as an impediment to achieving enterprise value, but we understand that it is important to our Shareholders to resolve this matter expeditiously. In the past few months we have met with potential investors in our company around the globe. The clear and consistent response has been that once we list on a major stock exchange in the U.S. we will have demand for the purchase of our company’s shares from mutual funds and financial institutions of scale. We understand the significance and importance of this and have made listing on a major stock exchange a priority for the corporation for early 2008.

We want to thank our shareholders, our partners and our employees for their dedication and hard work. We are convinced that the achievement of our business goals is vitally important to the global economy in the areas of safe, clean and efficient energy storage, generation and transmission. It is this vision that drives the employees and management of Ener1 as we help bring about a turning point in the way we power our future.

Regards,
Charles Gassenheimer
Chairman of the Board of Directors

Safe Harbor Statement: This letter contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this press release involve risks and uncertainties, including, but not necessarily limited to: EnerDel’s ability to succeed as a supplier of batteries to the hybrid electric vehicle and other markets; Ener1’s ability to successfully develop and market proposed lithium battery, fuel cell and nanotechnology-based products and services; the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services; Ener1’s history of operating losses; the lack of operating history for the development stage Ener1 businesses; the need for additional capital; the dependency upon key personnel; and other risks detailed in filings made from time to time with the Securities and Exchange Commission. These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-looking statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.